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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-140537 of Rite Aid Corporation on Form S-3 of our report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to significant transactions with its parent company) dated August 30, 2007, relating to the consolidated financial statements of The Jean Coutu Group (PJC) USA, Inc. (a wholly owned subsidiary of the Jean Coutu Group (PJC) Inc.) and subsidiaries as of June 2, 2007 and May 27, 2006, and for each of the three fiscal years in the period ended June 2, 2007, appearing in Rite Aid Corporation's Current Report on Form 8-K filed with the SEC on September 28, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 25, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS